Exhibit 99.2

DIRECTORS RESOLUTIONS OF

ALPINE AUTO BROKERS INC.

(the “Company”)

WHEREAS:

A. David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B. Zibin Xiao has consented to act as the new President, CEO and Member of the Board of Directors of the Company.

C. Zonghan Wu has consented to act as the new CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D. David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

E. Zibin Xiao shall act as the new President, CEO, and Member of the Board of Directors of the Company.

F. Zonghan Wu shall act as the new CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: February 9, 2022

/s/ David Lazar
David Lazar

/s/ Zibin Xiao
Zibin Xiao

/s/ Zonghan Wu
Zonghan Wu